Exhibit 99.1

FOR IMMEDIATE RELEASE

MYMEDICALRECORDS, INC. AND FAVRILLE, INC. CLOSE MERGER

COMBINATION TO PROVIDE BROADER ACCESS TO INVESTMENT COMMUNITY AT AN EXCITING
TIME IN INFORMATION MANAGEMENT IN THE HEALTHCARE INDUSTRY

Los Angeles, California (January 28, 2009) - MyMedicalRecords, Inc. ("MMR"), a company that uses its proprietary technology to offer products that facilitate consumer access to medical records and vital documents, and Favrille, Inc. ("Favrille") (OTC Bulletin Board FVRL.OB) today announced completion of the previously-announced merger that makes MyMedicalRecords a wholly-owned subsidiary of Favrille. Current MMR President and CEO, Robert H. Lorsch, will lead the combined company (the "Company") as Chairman, President and CEO. The headquarters of the Company will now be in Los Angeles, California, and the Company will also now conduct all business under MyMedicalRecords' brands and identity. The Company intends to promptly change its legal name to "MMR Information Systems, Inc.," and until a new trading symbol is obtained, will continue to trade on the OTC Bulletin Boards under the symbol "FVRL.OB."

As a result of the merger, the Company ceased being a shell-company and will now focus on building and developing its online record storage service for Personal Health Records, MyMedicalRecords PHR, and its new product, MyEsafeDepositBox, which offers consumers a system for storage and management of personal and financial records in addition to medical records using the same patent-pending proprietary technology that supports the MyMedicalRecords PHR. Built on an integrated Internet/fax/voicemail platform, these products offer a secure, easy-to-navigate, digital record system, allowing users to safely store, file and manage medical records and other vital documents (such as passports, living wills, birth certificates, advance directives, insurance policies and financial records), giving consumers and healthcare professionals the ability to create and access a PHR or electronic safe deposit box 24 hours a day from anywhere in the world using the Internet.

The Company is also working on its MyMedicalRecords Pro service, which is designed to offer physician's offices a cost-effective solution for digitizing paper-based medical records for both back-file and day forward electronic documentation, and intends to complete product development and launch by the end of the fourth quarter of 2009.

"We believe the business combination gives MMR broader access to the investment community, which should accelerate the Company's continued growth," said Lorsch. "President Barack Obama has said that his administration will `make the immediate investments necessary to ensure that, within five years, all of America's medical records are computerized. This will cut waste, eliminate red tape and reduce the need to repeat expensive medical tests. But it just won't save billions of dollars and thousands of jobs; it will save lives by reducing the deadly but preventable medical errors that pervade our health care system.' In light of these statements, we believe that the United States is at a major turning point with respect to information management within the healthcare industry. Further, we believe that giving consumers the ability to maintain their most important records, their healthcare records, in a secure online system that they control is the way of the future. Because our MyMedicalRecords PHR provides the ability to get plain paper records into an online PHR account without the need for expensive hardware or software, and accepts records from all types of providers, we believe that the Company is well positioned to address these needs."

"We believe that the combination of Favrille and MMR offers our creditors and stockholders the best available outcome," said John P. Longenecker, former President and CEO of Favrille. "In addition, we look forward to a successful future for the Company given the value in making Web-based electronic Personal Health Records as much a part of everyone's life as electronic banking."

Merger Overview

For legal purposes, Favrille is acquiring MMR although the combination will be accounted for as a reverse acquisition with MMR deemed to be the "acquirer" for accounting and financial reporting purposes. As consideration in the business combination, Favrille has issued (or reserved for issuance) 92,599,196 shares of its common stock to former shareholders (and option holders and warrant holders) of MMR. After closing the merger and on a fully diluted basis, the former holders of MMR's equity now own (or have the right to acquire) approximately 60% of the Company's equity.

As contemplated by the merger agreement, Robert H. Lorsch, Hector V. Barreto, Jr., David A. Boyden, Douglas H. Helm, George Rebensdorf, Bernard Stolar, and Jack Zwissig will serve as the Directors of the Company, with Robert H. Lorsch serving as Chairman. Robert H. Lorsch will also serve as CEO and President and Naj Allana will serve as Chief Financial Officer.

John P. Longenecker, Ph.D has resigned as President and CEO of Favrille and Tamara A. Seymour has resigned as CFO and Secretary of Favrille. Both have agreed to serve in a transition role during the integration of the companies, after which time each will resign from the Company.

In addition, as contemplated by the merger agreement, the transactions contemplated by the Company's Creditor Plan were entered into, including the issuance to creditors of Favrille of warrants to acquire up to 10,000,000 shares of common stock at an exercise price of $0.12 per share as contemplated by the Creditor Plan.

The Board of Directors of Favrille, Inc. also announced today that it intends to retain the investment banking firm Houlihan Smith & Co. to provide financial advisory services. Joseph Lunkes, Senior Managing Director at Houlihan Smith, stated, "The MyMedicalRecords Personal Health Record system is designed to appeal to both individuals and their physician practitioners. It addresses the growing interest in organizing consumer health information and recent and anticipated federal legislative mandates. We believe in the strength of their business plan and look forward to lending our financial experience and expertise to the Company's management and Board."

About MyMedicalRecords, Inc.

MyMedicalRecords ("MMR") provides secure and easy-to-use Web-based storage solutions, serving consumers, healthcare professionals, employers, insurance companies, unions and professional organizations. Seeking to empower consumers to have greater control over their health and well-being, the Company facilitates access to medical records and other important documents, such as living wills, birth certificates, passports, advance directives and insurance policies, anytime from anywhere using the Internet. The Company's principal product, the MyMedicalRecords PHR service, accessed through www.mymedicalrecords.com, is built on proprietary patent-pending technology that enables users to transmit documents, images and voicemail messages in and out of the MyMedicalRecords PHR system using a variety of methods, including fax, e-mail, phone, and file upload without relying on any specific electronic medical record platform to populate a user's account. Users and medical providers can fax paper records (such as laboratory tests, radiology reports and physician's notes), or scanned images can be uploaded, into a secured personal account, which the user can access and organize as necessary, including filing particularly sensitive documents in virtual lockboxes protected by secondary passwords, and designating certain records as accessible to medical personnel and first responders by way of a separate Emergency Login. The Company also offers its MyEsafeDepositBox service, available at www.myesafedepositbox.com, which is designed to provide secure online storage for vital financial, legal and insurance documents in addition to medical records using the same patent-pending technologies that drive the MyMedicalRecords PHR service. In its final stages of development, the Company's MyMedicalRecords Pro service is designed to give physician's offices a cost-effective solution to the costly and time-consuming problem of digitizing paper-based medical records. Additional information regarding the Company's business and its products, including trial accounts, is available at MMR's Website at www.mymedicalrecords.com. Information on the Company's Website and MMR's Website is not incorporated by reference into this press release.

About Houlihan Smith & Co.

Houlihan Smith & Co. is an investment banking firm that provides advisory, mergers and acquisition, corporate finance, valuation, fairness and solvency opinion services to some of the largest NYSE/NASDAQ companies, as well as small, privately-held businesses. Houlihan is a registered broker-dealer and FINRA/SIPC Member.  For more information visit www.houlihansmith.com or call 312-499-5900.

Contact:    Terry Wills or Ann Kelsey
                  Wills Communications, Inc.
                  (310) 524-0200
                  twills@willscom.com or akelsey@willscom.com

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Statements in this press release that are not strictly historical in nature constitute "forward-looking statements." Such statements include, but are not limited to, statements regarding the Company's name and products, the current state of information management within the healthcare industry, the Company's access to the investment community, and the continued listing or trading of the combined company's common stock on the OTC Bulletin Boards, including its trading symbol. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to the risk the Company's products are not adopted or viewed favorably by the healthcare community, risks related to the current uncertainty and instability in financial and lending markets, risks related to the trading status of the Company's common stock on the OTC Bulletin Boards, risks relating to the Company's ability to negotiate settlements with creditors, and additional risks discussed in the Company's filings with the Securities and Exchange Commission. The Company will also be subject to a number of risk and uncertainties, including risks relating to the need to have access to additional capital to finance the business until it can generate sufficient cash flow from operations and risks relating to the adoption of personal health care records and the development of a viable revenue generating business model. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company is providing this information as of the date of this release and, except as required by law, does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.